UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 22, 2026

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach , FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2026, Vector BioSource, Inc. (“Vector”), a subsidiary of FOXO Technologies Inc. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Grifols Bio Supplies, Inc., a subsidiary of Grifols S.A. (the “Seller”), pursuant to which Vector (or a subsidiary of Vector) agreed to purchase certain assets and assume certain liabilities associated with four U.S.-based blood collection centers operated by the Seller (the “Acquisition”).

The Purchase Agreement provides for aggregate cash consideration of $3,500,000, payable at closing, plus a contingent earn-out payment of up to $1,000,000, payable in cash. The full earn-out amount becomes payable if the acquired business generates EBITDA (as defined in the Purchase Agreement) of $1,500,000 or more in any single calendar year during the earn-out period consisting of calendar years 2026, 2027 and 2028. The acquired assets include an agreed-upon level of serum inventory and existing cell units held at the collection centers at closing.

Consummation of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including the absence of any governmental order prohibiting the transaction, the accuracy of the parties’ representations and warranties and performance of their respective covenants, and the receipt of specified consents. In addition, the closing is conditioned upon Vector obtaining a new and separate FDA license to operate the acquired assets, independent of the Seller’s existing FDA license, as well as a new and separate CLIA certification in Tennessee (and any other state in which Vector operates the business) and a waste-management permit issued by the applicable Miami city authority, in each case independent of the Seller’s existing certifications and permits.

Either party may terminate the Purchase Agreement if the closing has not occurred on or before the date that is nine months after the date of the Purchase Agreement (the “Long Stop Date”). The Company currently anticipates that the closing will occur in the third or fourth quarter of 2026.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement, dated July 22, 2026, by and between Vector BioSource, Inc. and Grifols Bio Supplies, Inc.*
104	Cover Page Interactive Data File (formatted in Inline XBRL)

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: July 27, 2026	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer